United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 13, 2025
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On May 13, 2025, Realty Income Corporation, a Maryland corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Realty Income Corporation 2021 Incentive Award Plan, as amended (the “Plan” and such amendment, the “Plan Amendment”) to revise the annual grant of restricted stock or restricted stock units (“RSUs”) and initial grant of restricted stock or RSUs to non-employee directors of the Company from a grant of 4,000 restricted shares or RSUs to a grant that has a number of shares calculated by dividing $200,000 by the per share closing trading price of the Company’s common stock on the grant date. The Plan Amendment was adopted by the Company’s Board of Directors on February 19, 2025 and became effective on the date of the Annual Meeting.
The terms and conditions of the Plan, as amended by the Plan Amendment, are described in the section entitled “Proposal Four – Approval of Amendment to the Realty Income Corporation 2021 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2025 (the “Proxy Statement”). The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 13, 2025, the Company held its Annual Meeting and, as of the close of business on March 3, 2025, the record date for the Annual Meeting, there were 891,769,159 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.
The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter, as applicable.
Proposal 1: Election of 10 directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified.
All 10 director nominees listed in the Company's Proxy Statement and set forth below were elected by the Company's stockholders to hold office until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified:

	Voted For	Voted Against	Abstentions	Broker Non-Votes
Priscilla Almodovar	608,892,390	7,049,719	812,190	132,934,343
A. Larry Chapman	595,254,263	20,646,463	853,573	132,934,343
Reginald H. Gilyard	581,511,896	34,396,145	846,258	132,934,343
Mary Hogan Preusse	596,869,376	19,043,811	841,112	132,934,343
Priya Cherian Huskins	583,518,392	31,671,777	1,564,130	132,934,343
Jeff A. Jacobson	613,783,065	2,118,311	852,923	132,934,343
Gerardo I. Lopez	610,414,694	5,464,272	875,333	132,934,343
Michael D. McKee	581,030,989	34,856,759	866,551	132,934,343
Gregory T. McLaughlin	590,669,613	25,220,498	864,188	132,934,343
Sumit Roy	608,840,149	7,041,263	872,887	132,934,343
Proposal 2: Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.
The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 as follows:

Voted For	Voted Against	Abstentions	Broker Non-Votes
679,390,347	69,072,328	1,225,967	—
Proposal 3: A non-binding advisory proposal to approve the compensation of the Company’s named executive officers as described in the Proxy Statement.
The Company's stockholders approved on a non-binding advisory basis, the compensation of the Company's named executive officers as described in the Proxy Statement as follows:

Voted For	Voted Against	Abstentions	Broker Non-Votes
570,950,481	43,098,225	2,705,593	132,934,343

Proposal 4: Approval of an Amendment to the Realty Income Corporation 2021 Incentive Award Plan.
The Company's stockholders approved the Amendment to the Realty Income Corporation 2021 Incentive Award Plan as provided in the Proxy Statement on Appendix B as follows:

Voted For	Voted Against	Abstentions	Broker Non-Votes
584,971,034	29,264,751	2,518,514	132,934,343
Item 9.01     Financial Statements and Exhibits.
(d)  Exhibits
10.1   Amendment to the Realty Income Corporation 2021 Incentive Award Plan
104   Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2025	REALTY INCOME CORPORATION

	By:	/s/ BIANCA MARTINEZ
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary